UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 20, 2023

BuzzFeed, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39877	85-3022075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

229 West 43rd Street
New York, New York 10036
(Address of registrant’s principal executive offices, and zip code)
(646) 397-2039
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	BZFD	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	BZFDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events
On June 20, 2023, BuzzFeed, Inc. (the “Company”) entered into an At-The-Market Offering Agreement (the “ATM Offering Agreement”) with Craig-Hallum Capital Group LLC (“Craig-Hallum”) pursuant to which the Company may, from time to time, sell shares up to 13,266,011 shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), through an “at the market” equity offering program under which Craig-Hallum will act as sales agent. The ATM Offering Agreement also provides for the sale of shares to Craig-Hallum directly as principal, in which case the Company and Craig-Hallum will enter into a separate terms agreement (“Terms Agreement”).
Under the ATM Offering Agreement, the Company will set the parameters for the sale of shares, including any price, time or size limits or other customary parameters or conditions. The Company intends to sell shares pursuant to the ATM Offering Agreement from time to time in varying amounts, which may be limited, based upon factors including (among others) market conditions, trading liquidity, the trading price of Common Stock and determinations by the Company of its need for, and appropriate sources of, additional capital. Subject to the terms and conditions of the ATM Offering Agreement, sales of the shares under the agreement, if any, will be in "at the market offerings" as defined in Rule 415 under the Securities Act of 1933, as amended, made by any method permitted by law including without limitation, sales made directly on the Nasdaq Global Market, on any other existing trading market for the Common Stock, to or through a market maker or in privately negotiated transactions. The Company will pay Craig-Hallum a commission equal to 2% of the gross proceeds of any Common Stock sold through Craig-Hallum under the ATM Offering Agreement. The ATM Offering Agreement contains, among other things customary representations, warranties and covenants by the Company and indemnification obligations of the Company and Craig-Hallum. The ATM Offering Agreement may be terminated by the Company upon written notice to Craig-Hallum or by Craig-Hallum upon written notice to the Company. In the case of any purchase of shares by Craig-Hallum directly as principal pursuant to a Terms Agreement, such Terms Agreement may be terminated by Craig-Hallum upon notice to the Company under certain circumstances.
Any sales of shares under the ATM Offering Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-270729) filed with the Securities and Exchange Commission (the “Commission”) on March 21, 2023, which was declared effective by the Commission on April 5, 2023. The Company filed a prospectus supplement with the Commission on June 20, 2023 in connection with the offer and sale of the shares pursuant to the ATM Offering Agreement. The Company plans to use the net proceeds from any sales pursuant to the ATM Offering Agreement for general corporate purposes.
The foregoing is only a brief description of the material terms of the ATM Offering Agreement and is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Freshfields Bruckhaus Deringer US LLP, counsel to the Company, has issued an opinion to the Company, dated June 20, 2023, regarding the validity of the shares of Common Stock to be issued and sold pursuant to the ATM Offering Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
The following Exhibits are filed as part of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
1.1	At The Market Offering Agreement, dated as of June 20, 2023, by and between BuzzFeed, Inc. and Craig-Hallum Capital Group LLC
5.1	Opinion of Freshfields Bruckhaus Deringer US LLP
23.1	Consent of Freshfields Bruckhaus Deringer US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2023
BuzzFeed, Inc.

By:	/s/ Jonah Peretti
Name: Jonah Peretti
Title: Chief Executive Officer